Exhibit 99.1

COMSovereign Issues Update Regarding Adjournment

of Annual Meeting of Stockholders and Reminder to Vote

- Company Sets February 8, 2023 as New Annual Meeting Date –

TUCSON, AZ – JANUARY 18, 2023 – COMSovereign Holding Corp. (NASDAQ: COMS) ("COMSovereign" or the "Company"), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions today issued the following update regarding its 2022 Annual Meeting of Shareholders:

To Our COMSovereign Stockholders:

Recently you received proxy materials related to the upcoming Annual Meeting of Stockholders of COMSovereign Holding Corp. The Company has adjourned the Annual Meeting to February 8, 2023 at 3:30 p.m. Eastern Time in order to solicit additional votes necessary to achieve the required quorum. The full proxy statement is available for you to review here: Definitive Proxy Statement.

We understand you may have questions or concerns about your investment in COMSovereign. Below, you will find a recent CEO Update Letter detailing the Company’s progress and focus on several important issues including: 1) Improving the Company’s ability to drive revenue, 2) Completing and filing its quarterly financial reports with the Securities and Exchange Commission ("SEC") and address its public listing status on Nasdaq, and 3) securing interim capital which can support its operations. We urge you to read the attached letter carefully and then vote your shares.

If you have not yet voted, it is very important that we receive your vote via Internet, telephone or mail as soon as possible.

The record date for the Annual Meeting remains November 21, 2022. Stockholders that held stock on November 21, 2022 are eligible to vote at this Annual meeting. Stockholders who previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any further action. No changes have been made in the proposals to be voted on by Stockholders at the Annual Meeting. For assistance with voting your shares, please contact Advantage Proxy, Inc. toll-free at (877) 870-8565 or by e-mail at ksmith@advantageproxy.com.

COMSovereign asks that all Stockholders vote their proxy, no matter how many shares they own. The Company strongly encourages all of its Stockholders to read its Definitive Proxy Statement as filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2022, and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov.

To ensure your vote is counted before the February 8, 2023 meeting, we strongly urge you to join your fellow Stockholders and vote FOR all proposals on the agenda. No matter how many or how few shares you own, your vote is vital to our success.

Again, if you have any questions, or need any assistance in voting your shares, please contact Karen Smith at Advantage Proxy by calling (877) 870-8565 or by email at ksmith@advantageproxy.com.

Thank you for your continued support.

Sincerely,

COMSOVEREIGN HOLDING CORP.

CEO Update Letter Issued on January 10, 2023:

COMSovereign Issues New Year CEO Update Letter

To Our COMSovereign Stakeholders:

As we enter the New Year, I wanted to write to you regarding the progress our team has made against a few of the critical path items I outlined in my last CEO update and touch upon some of the important issues for our shareholders.

Since I last wrote to you, I have committed to become COMSovereign’s CEO and President. My decision was based upon several factors, foremost amongst them being the quality of the team, the strength of the Company’s technology, and the tremendous opportunities I see ahead. As I also stated, there are challenges we face as we address the organizational and financial issues that have limited the Company’s ability to capitalize on both its existing book of business and the exciting future of 5G and wireless connectivity. It is against these challenges that we have made notable progress, highlighted by:

•	Progress on Completing Our Quarterly Filings – On December 15, 2022, we successfully filed our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. The team, with support of external resources which have expertise and experience in SEC reporting as well as assisting companies with their delinquent filings, are making progress against the critical milestones included in our plan approved by the NASDAQ Panel for our second and third quarter reports.

•	Streamlining The Business – As I have previously spoken about, central to our ongoing business transition is the refocusing and streamlining of the business. The goal of this effort is to reduce costs, generate revenue and maximize their value of the Company’s assets. We continue to make important strides across our operations including significantly reduced headcount through the elimination of redundancies. Furthermore, we announced the pending sale of our Israeli Sky Sapience Drone unit (“SKS”) for total consideration of $1.8 million and most recently, the disposition of RVision, Inc. The sale of SKS, expected to close before mid-March, eliminates associated expenses and debt, while significantly simplifying our organizational structure by removing the complexity of its international operations while the RVision transaction furthers our refocusing efforts. We continue to explore ways to maximize the value and potential of our other non-communications assets and look forward to providing updates on future developments here as they occur.

•	Improving the Balance Sheet – One critical area we needed to address was to substantially reduce the debt on our balance sheet. We have made significant progress reducing the debt over the past few quarters. This is important for several reasons including compliance with Nasdaq financial requirements and providing us with added flexibility to fund operations as we seek to increase production of our DragonWave and Fastback contract manufacturing lines and invest into our Saguna mobile edge compute (“MEC”) solution. With sufficient funding, we do plan to augment the team and hire for key positions to better support these solutions as we move ahead.

That brings me to how we are approaching the start of the New Year and things I believe are critical to our short- and longer-term ability to execute against our plans.

•	Urgent Shareholder Voting at Our Upcoming 2023 Annual Meeting – On January 18, 2023, COMSovereign will hold its annual shareholder meeting. At this meeting, we want to remind you to vote on a series of critical proposals including:

-	Approval to affect a reverse stock split of our outstanding common stock enabling the Company to meet Nasdaq’s minimum bid requirement. Without this reverse split, the Company will not be able to maintain its listing on Nasdaq.

-	We are requesting Shareholders approve the replenishment of the Long-Term Incentive Plan (“LTIP”) with the addition of 30,000,000 shares, which is on a pre-reverse split basis. If approved, the replenishment of the LTIP would be adjusted in-line with existing common stock if the proposed reverse split is also approved. This is a critical shareholder vote which will enable the Company to attract new talent and retain employees while aligning their long-term interests with that of all current shareholders.

-	Vote the proposed Board of Directors (Richard Berman, Kay Kapoor, James Marks, and David Knight)

-	Ratify our auditors, Marcum LLP.

•	Customers, Partners, and the Opportunities – One of the greatest assets of COMSovereign remains its network of global customers and partners, an area we are committed to supporting and growing. Our team remains engaged with these key stakeholders as we continue to meet their current requirements as well as working to support them with their needs over the medium and longer term. To that end, we are actively working on several exciting new 5G relationships in both commercial and academic markets which we anticipate announcing in the coming weeks. Finally, as technology and the end-use markets evolve, we see an ever-increasing interest, and need, for more secure, resilient, and adaptable platforms. As such, our approach here is tap into our legacy of innovation as we adapt our current technologies and capabilities to meet our customer’s needs today while continuing to develop solutions that can uniquely address entirely new industries and end user markets of tomorrow.

•	Tapping into a Legacy of Innovation and Our Global Brand – The companies and products acquired by COMSovereign have a history of innovation, some extending back nearly 20 years to the beginning of modern wireless networks. This legacy has produced deep and broad patent portfolios and brands that are well-known by customers and partners around the globe - in North America, Europe, Mideast, Asia, and Latin America. As part of our transition efforts, we are constantly reviewing the business to determine which brand resonates with customers, partners, and prospective employees. We intend to build upon this legacy of innovation as we seek to integrate the capabilities of the acquired companies while providing more balance between software, Software-as-a-Service, and required services with our hardware products. In my view, this is a fundamental step needed to guide the future of our Company, one that am I excited to continue implementing throughout the year.

Before I close this letter, I would like to again remind our shareholders to vote at the Annual Meeting of Stockholders to be held on January 18, 2023. Included in the voting, we request that our shareholders vote for the reverse split which is required to maintain our Nasdaq listing and for the replenishment of the Long-Term Incentive Plan (“LTIP”). These are necessary elements in our go-forward plan for COMSovereign. Please see our Definitive Proxy Statement for more information.

Finally, I wish to recognize the efforts and dedication of our employees. We have an incredibly smart and talented team that have remained focused on developing new technology and serving our customers and partners every day. Their efforts would not be possible if it were not for their deep knowledge of our technologies and the markets we are in, and importantly, the markets we intend to enter. We continue to benefit from their daily contributions and connections as they tell our exciting story. As a result, I believe that our customers and partners are beginning to recognize the vision we have for COMSovereign and are encouraged by the progress we are making in our transition and efforts to build a roadmap based on our legacy of innovation. As a team, we are focused on our future and are committed to the execution against our plan.

Sincerely,

David Knight

Chief Executive Officer and President

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "looks to," "will," "should," "plan," "intend," "on condition," "target," "see," "potential," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to the ability to develop and deliver advanced voice and data communications systems, address supply chain challenges including securing adequate inventory of necessary components, demand for the Company's products, the ability of the Company to regain compliance with Nasdaq listing requirements, its ability to file its financial reports in a timely manner, and secure additional funding. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:
Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net